                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Community Bank, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        [LOGO OF COMMUNITY BANKS, INC.]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 4, 1999

TO OUR SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Community Banks, Inc. ("CBI") will be held at 10:00 a.m. on May 4, 1999 at the Sheraton Inn East, 800 East Park Drive, Harrisburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

    1. Election of Directors. To elect five (5) Class D Directors to serve until the 2003 Annual Meeting of Shareholders.

    2. Other Business. Such other business as may be properly brought before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

  Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this notice.

  IN ACCORDANCE with the statutes in such case made and PROVIDED only those holders of record of Common Stock of CBI at the close of business on February 26, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or adjournments thereof. The Stock Transfer Books of CBI will not be closed.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patricia E. Hoch

                                          PATRICIA E. HOCH
                                          Secretary

Millersburg, Pennsylvania
March 22, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, MANAGEMENT URGES THAT YOU SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE PREPAID ENVELOPE PROVIDED. THIS PROXY WILL NOT BE USED IF YOU ARE PRESENT AND DESIRE TO VOTE IN PERSON.

                             COMMUNITY BANKS, INC.

                               ----------------

                                PROXY STATEMENT
                                MARCH 22, 1999

                               ----------------

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with solicitation by the Board of Directors of Community Banks, Inc. ("CBI"), a corporation organized under the laws of the Commonwealth of Pennsylvania, of proxies to be voted at the Annual Meeting of Shareholders of CBI to be held on May 4, 1999 at 10:00 a.m. prevailing time and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of CBI on or about March 22, 1999.

  The costs of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by CBI. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of CBI personally, by telephone or by fax.

  CBI's executive offices are located at 150 Market Square, Millersburg, Pennsylvania, and its telephone number is (717) 692-4781. CBI's mailing address is P.O. Box 350, Millersburg, Pennsylvania 17061.

  Date by which Security Holder Proposals must be Received to be Presented at Next Annual Meeting of Shareholders.

  Proposals of security holders of CBI intended to be presented at the next annual meeting of shareholders of CBI must be received by CBI for inclusion in CBI's proxy statement and the form of proxy relating to that meeting by November 19, 1999.

  If the date of the next annual meeting of shareholders of CBI is advanced or delayed by more than 30 days from May 4, 2000, security holders will be timely informed of the change of the annual meeting of shareholders and the date by which proposals of security holders must be received.

Voting; Revocation of Proxies

  Each Proxy may be revoked at any time before its exercise by, among other methods, giving written notice to the Secretary of CBI. A subsequently dated Proxy will, if presented to the Secretary of CBI, revoke a prior dated Proxy. Any shareholder of CBI may attend the meeting and vote in person whether or not he has previously given a Proxy.

  The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting of Shareholders: (i) matters which the Board of Directors does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at that meeting; and (iii) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

  The Board of Directors of CBI is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting of Shareholders which are not referred to in the Notice of Annual Meeting of Shareholders. If other business is properly brought before the Annual Meeting of Shareholders, the persons named in the Proxies will act or vote in accordance with their judgment.

Vote Required; Shares Entitled To Vote

  The presence in person or by proxy of the holders of a majority of the outstanding shares of CBI's Common Stock will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. At the close of business on February 26, 1999, there were 6,517,967 shares of CBI Common Stock outstanding. Each share of CBI's Common Stock outstanding on the Record Date is entitled to one vote on all matters, including the election of directors, to come before the Annual Meeting.

  Management of CBI, in the aggregate, beneficially owned 1,044,382 shares of the outstanding Common Stock of CBI on February 26, 1999. The Trust Department of Community Banks, N.A. ("CBNA"), held, as sole trustee, in the aggregate, 17,678 shares of CBI Common Stock, which may not be voted in the election of directors of CBI. All matters which are expected to come before the shareholders, including election of directors, will require the affirmative vote of the holders of a majority of CBI's outstanding Common Stock represented at the meeting, if a quorum is present.

  At the Annual Meeting, the Judges of Election will manually tabulate all votes which are cast in person or by proxy. Those Shareholders wishing to vote in person will be provided ballots with which to vote.

  Voting is an important right of Shareholders. If a Shareholder abstains or otherwise fails to cast a vote on any matter brought before the Shareholders, the Pennsylvania Business Corporation Law provides that notwithstanding any intention to the contrary, the abstention or failure is not a vote and will not be counted. This is true of broker non-votes as well as non-votes by other Shareholders.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  Certain documents previously filed by CBI with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement as follows:

    (1) the Annual Report on Form 10-K for the year ended December 31, 1998.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. All information appearing in this Proxy Statement should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                            PURPOSES OF THE MEETING

  The Annual Meeting of Shareholders will be held for the following purposes:

    1. To elect five (5) Class D Directors to serve until the 2003 Annual Meeting of Shareholders; and

    2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

                         ELECTION OF DIRECTORS OF CBI

  The Bylaws of CBI provide that the Board of Directors may, from time to time, fix the number of directors. The number of directors that shall constitute the whole Board of Directors shall be not less than 5 nor more than
25. The Bylaws of CBI also provide that the Board of Directors shall be classified into four (4) classes as nearly equal in number as possible, each class to be elected for a term of four (4) years. Each class shall be elected in a separate election. At each annual meeting of shareholders, successors to the class of directors whose term is expiring shall be elected to hold office for a term of four (4) years so that the term of office of one class of directors expires in each year.

  Nomination for elections to the Board of Directors may be made by the Board of Directors or by any holder of the Common Stock of CBI entitled to vote at the election of directors. Nominations, other than those made by or in behalf of the existing management of CBI, shall be made in writing and shall be delivered or mailed to the Secretary of CBI not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee; (d) the number of shares of CBI owned by each proposed nominee; (e) total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and (g) the number of shares of CBI owned by the notifying shareholder. Any nomination for director not made in accordance with the above procedure shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election.

  It is the intention of persons named in the Proxy to vote for the election of the five individuals listed as Class D Directors to serve until the 2003 Annual Meeting of Shareholders.

  In absence of instructions to the contrary, proxies will be voted in favor of the election of the management's nominees. In the event any nominee should become unavailable, it is intended that the proxies will be voted for such substitute nominee as may be nominated by management. Management has no present knowledge that any of the nominees will be unavailable to serve.

  Each nominee is currently a director of CBI. Leon E. Kocher, Robert W. Rissinger and John W. Taylor, Jr. are also directors of CBNA. Wayne H. Mummert is a director of Peoples State Bank ("PSB").

  The following table sets forth the name and age of all directors, including nominees for director of CBI, as well as the director's business experience, including principal occupation for the past five years, the period during which he or she has served as a director of CBI or CBNA (predecessor of CBI), and the number and percentage of outstanding shares of Common Stock of CBI beneficially owned by said director as of February 26, 1999.

                                Directors of CBI

                            Business Experience,              Amount and    Percentage
                             Including Principal              Nature of         of
                             Occupation for the     Director  Beneficial    Outstanding
      Name and Age             Past Five Years      Since(1) Ownership(2)   Stock Owned
      ------------        ------------------------- -------- ------------   -----------
Class D Directors:

To be elected for a four
 year term ending in
 2003:

Leon E. Kocher..........  Chairman of the Board,      1963      27,206          .42%
 Age 86                   Kocher Enterprises

Robert W. Rissinger.....  Secretary/Treasurer         1968     242,491(3)      3.72%
 Age 72                   Alvord-Polk, Inc.
                          Engle Rissinger Auto
                          Group

John W. Taylor, Jr. ....  President,                  1998      19,074(4)       .29%
 Age 68                   Air Brake & Power
                          Equipment Co.

Susan K. Nenstiel.......  Regional Director of        1996         207           --
 Age 47                   Development Lutheran
                          Welfare Services
                          Hazleton, PA

Wayne H. Mummert .......  Retired U.S. Postal         1998      72,548(5)      1.11%
 Age 65                   Service/Farmer

Class C Directors:

To continue in office
 until 2002:

Kenneth L. Deibler......  Self-Employed               1966      34,755(6)       .53%
 Age 76                   Insurance Broker,
                          Elizabethville, PA

Allen Shaffer...........  Attorney-at-Law,            1961      42,637(7)       .65%
 Age 73                   Millersburg and
                          Harrisburg, PA

Ernest L. Lowe..........  Chairman--CBI               1990      38,029(8)       .58%
 Age 62                   Chairman, President/CEO--
                          Community Banks, N.A.

Earl L. Mummert.........  Consulting Actuary Conrad   1998      32,643(9)       .50%
 Age 54                   M. Siegel, Inc.
                          Harrisburg, PA

Class B Directors:

To continue in office
 until 2001:

Ray N. Leidich..........  Retired Dentist,            1985      67,476(10)     1.04%
 Age 70                   Tremont, PA

Thomas W. Long..........  Partner, Millersburg        1981       9,337          .14%
 Age 69                   Hardware Co.,
                          Millersburg, PA

Donald L. Miller........  President, Miller Bros.     1981      88,003         1.35%
 Age 69                   Dairy, Millersburg, PA


                           Business Experience,            Amount and    Percentage
                           Including Principal             Nature of         of
                            Occupation for the   Director  Beneficial    Outstanding
      Name and Age           Past Five Years     Since(1) Ownership(2)   Stock Owned
      ------------        ---------------------  -------- ------------   -----------
Samuel E. Cooper........  Retired                  1992       2,082          .03%
 Age 65                   Superintendent,
                          Warrior Run School
                          District

Eddie L. Dunklebarger...  President/CEO CBI and    1998     101,588(11)     1.55%
 Age 45                   PSB Prior to March
                          31, 1998--
                          President/CEO of PSB

Class A Directors:

To continue in office to
 2000:

Thomas L. Miller........  Retired Chairman and     1966      57,721(12)      .88%
 Age 66                   CEO of CBI, and
                          Retired Chairman,
                          President and CEO of
                          CBNA

James A. Ulsh...........  Attorney-at-Law,         1977      16,295          .25%
 Age 52                   Mette, Evans &
                          Woodside, Harrisburg,
                          PA

Ronald E. Boyer.........  President, Alvord-       1981      21,861(13)      .34%
 Age 61                   Polk, Inc.
                          (manufacture of
                          cutting tools),
                          Millersburg, PA

Peter DeSoto............  CEO, J.T. Walker         1981      44,270          .68%
 Age 59                   Industries, Inc.
                          (manufacture of metal
                          products),
                          Elizabethville, PA

Harry B. Nell...........  Retired Merchant         1998      34,683(14)      .53%
 Age 72

--------
 (1) Includes service as a director of CBNA (formerly Upper Dauphin National
     Bank), a wholly-owned subsidiary of CBI, prior to 1983 and service as a director of CBI after 1983.

 (2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after February 26, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

 (3) Includes 6,349 shares owned by Alvord-Polk Tool Co., Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer. Also includes 14,150 shares owned by Engle Rissinger Auto Group, Inc., 43,330 shares owned by Mr. Rissinger's wife, Shirley Rissinger, 10,578 shares owned by Engle Rissinger Auto Group, Inc. Profit Sharing Plan (R. Ibberson and H. Engle, Co-Trustees), and 85,054 shares held by Mr. Rissinger's IRA.

 (4) Includes 1210 shares owned by Mr. Taylor's wife, LouAnn Taylor, and 865 held in Mr. Taylor's IRA.

 (5) Includes 16,830 shares held by Mr. Mummert's wife, Shirley, and Stock Options to acquire 2,004 shares.

 (6) Includes 2,819 shares owned by Mr. Deibler's grandchildren.

 (7) Includes 7,270 shares owned by Mr. Shaffer's Retirement account.

 (8) Includes 180 shares owned by Mr. Lowe's wife, Barbara Lowe and 21 shares owned by Mr. Lowe's son, and also includes Stock Options to acquire 31,373 shares.

 (9) Includes 13,723 shares held by Mr. Mummert's IRA, and Stock Options to acquire 2,004 shares.

(10) Includes 33,738 shares owned by Dr. Leidich's wife, Dolores Leidich.

(11) Includes 8,922 shares owned by Mr. Dunklebarger's children, 300 shares owned by Mr. Dunklebarger's wife, Connie, 7,446 shares held in Mr. Dunklebarger's 401k, Stock Options to acquire 53,635 shares, and 6,726 shares in his IRA.

(12) Includes Stock Options to acquire 24,964 shares.

(13) Includes 6,349 shares owned by Alvord-Polk, Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer, and 499 shares owned by Mr. Boyer's wife, Judith Boyer, and her mother.

(14) Includes 791 shares owned by Mr. Nell's wife, Helen M. Nell, and also includes Stock Options to acquire 2,004 shares.

  None of the directors or nominee directors are directors of other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

  The following is all shares owned beneficially by all directors and executive officers of CBI as a group:

                                         Amount and Nature of
                                       Beneficial Ownership(1)
                                       -----------------------
   Title of Class                        Direct      Indirect   Percent of Class
   --------------                      ----------- ------------ ----------------
     Common...........................     877,187     167,195       15.64%

--------
(1)See footnote 2 on page 5.

                               MANAGEMENT OF CBI

Executive Officers

  The following table sets forth the executive officers of CBI (as determined in accordance with the rules and regulations of the Securities and Exchange Commission), their ages, their positions with CBI and the beneficial ownership of Common Stock of CBI by each of such persons. Share information is stated as of February 26, 1999.

                           Executive Officers of CBI

                                                        Amount and  Percentage
                                                        Nature of       of
                                                        Beneficial  Outstanding
Name and Age                         Title             Ownership(1)    Stock
------------                         -----             ------------ -----------
Eddie L. Dunklebarger... President and Chief             101,588       1.55%
 Age 45                  Executive Officer

Ernest L. Lowe.......... Chairman                         38,029        .58%
 Age 62

Robert W. Lawley........ Executive Vice--President        13,259        .20%
 Age 44

Terry L. Burrows........ Executive Vice--President and    21,360        .33%
 Age 50                  Chief Financial Officer

Anthony N. Leo.......... Executive Vice--President        26,013        .40%
 Age 38

Jeffrey M. Seibert...... Executive Vice--President        37,193        .57%
 Age 39

--------

(1) Includes currently exercisable Options to acquire shares of CBI.

          BOARD EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

  CBI does not have a Compensation Committee. The Board of Directors has delegated to the Executive Committee initial review and recommendations for executive compensation. Recommendations of the Executive Committee are reviewed and ratified by the full Board of Directors.

  On December 31, 1998 members of the Executive Committee were Robert W. Rissinger, Wayne H. Mummert, Harry B. Nell, Earl L. Mummert, John W. Taylor, Jr. Thomas L. Miller, Peter DeSoto, Allen Shaffer, James A. Ulsh and Donald L. Miller. With the exception of Thomas L. Miller, none of these committee members have been officers or employees of CBI or any of its subsidiaries at any time. Allen Shaffer is an attorney practicing in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CBI and who CBI proposes to retain in the current fiscal year. James A. Ulsh is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert is a consulting actuary with Conrad M. Seigel, Inc. which provides actuarial services for CBI.

  The CBI Executive Committee adopted an Executive Compensation Policy which sets forth the following goals to be achieved in determining compensation of the executive officers of CBI, CBNA and the Peoples State Bank ("PSB"): (i) integrate compensation with CBI, CBNA and PSB annual and long-term performance goals; (ii) reward above average performance; (iii) recognize individual initiative and achievements; (iv) attract and retain qualified executives; (v) be consistent with compensation packages offered by other similarly situated bank holding companies and banks; and (vi) encourage stock ownership by executive officers.

  In order to achieve the goals set forth in the Executive Compensation Policy, a variety of criteria in evaluating and establishing compensation are to be considered. The Executive Committee has identified the SNL Securities Bank Performance Report and the SNL Executive Compensation Review for Commercial Banks as appropriate sources of comparative information in evaluating executive compensation.

  The Executive Committee recognizes that compensation, particularly for the Chief Executive Officer and other executive officers, can best be accomplished through a combination of techniques, including salary, the CBI Bonus Plan, the Long-Term Incentive Plan, and the provision of appropriate fringe benefits.

CBNA Bonus Plan

  CBNA maintains a Bonus Plan for the Chief Executive Officer and other officers of CBNA. Pursuant to this plan, a certain percentage of net income, before security gains and losses, of the amount in excess of one percent of the return on average assets for the year (15% in 1997), is placed in a bonus pool. Bonuses paid in 1998 were based on 1997 net income. From this pool, between 20% and 25% is allocated to bonuses for staff officers. The remainder of the pool is distributed to the Chief Executive Officer and the other executive officers of the bank. The Executive Committee typically delegates to the Chief Executive Officer the distribution of the staff officers' bonuses and the remainder of the Net Bonus Pool to executive officers. The percentage distributable to the Chief Executive Officer and the other officers is reviewed on an annual basis and adjusted as deemed appropriate. Thomas L. Miller, who was the Chief Executive Officer of CBNA in 1997, received 26% of the 1997 Net Bonus Pool remaining after staff officers' bonuses were deducted. In order to pay Mr. Miller his percentage of the 1997 Net Bonus Pool prior to his retirement, CBNA paid his bonus in 1997, rather than 1998. Ernest L. Lowe, the current Chief Executive Officer of CBNA, received 15% of the 1997 Net Bonus Pool after staff officers' bonuses were deducted.

Long-Term Incentive Plan

  In 1998, CBI adopted a Long-Term Incentive Plan which authorizes the issuance of incentive stock options, stock appreciation rights, and non-qualified stock options. The Executive Committee believes that stock ownership by management is beneficial in aligning management's interests with the interests of the shareholders in enhancing and increasing the value of CBI common stock. The Executive Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions. These criteria are outlined above.

Employment Agreements

  CBI and CBNA have entered into employment agreements with David E. Hawley, Terry L. Burrows, Robert W. Lawley, Lewis Bogle and Ronald E. Bednar. The agreements generally provide that if one of these employee's employment with CBI or CBNA is terminated pursuant to a change in control or ownership, as defined in the agreement, the employee shall receive severance compensation equal to two times the employee's gross salary for the calendar year preceding the date of the employee's termination of employment. This severance compensation shall be paid in cash within thirty (30) days from the date on which the employee ceases to be employed by the Company. The benefits provided under these agreements are unfunded and will be paid out of the general assets of CBI or CBNA at such times as the benefits become payable.

  CBI and PSB have entered into employment agreements with Eddie L. Dunklebarger, Jeffrey M. Seibert, and Anthony N. Leo. The employment agreements with Mr. Leo and Mr. Seibert generally provide that they are employed for rolling terms of two (2) years, each commencing on the effective date of the PSB Merger. On each anniversary date of the effective date of the PSB Merger, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty (60) days prior to such anniversary date. The employment agreements also provide that in the event of termination of employment subsequent to a change in control, as defined in the employment agreement, the employee may elect to receive in a single payment an amount equal to salary to which the employee would be entitled to be paid between the date of termination and the end of the then term of the employment agreement.

  Mr. Dunklebarger, pursuant to his employment agreement, is employed for a period of five (5) years from March 31, 1998, the effective date of the PSB Merger. Upon the expiration of the third year of the initial five-year term, and upon the expiration of each additional year of employment, Mr. Dunklebarger's employment automatically extends for an additional year (resulting in successive three-year terms) unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of CBI or Mr. Dunklebarger gives written notification to the other of its/his intent not to renew the employment agreement.

  CBI has also entered into an employment agreement with Ernest L. Lowe, which became effective March 31, 1998. Pursuant to his agreement, Mr. Lowe serves as the Chairman of the Board of Directors of CBI, and as Chairman, President and Chief Executive Officer of CBNA. Mr. Lowe is employed for a period of three (3) years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty (60) days prior to such anniversary date.

  Pursuant to their employment agreements, Mr. Dunklebarger and Mr. Lowe will each receive an annual salary of $190,000. For a period of two (2) years (commencing with calendar year 1998), Mr. Dunklebarger and Mr. Lowe will each be paid a bonus equal to the greater of (i) $50,000, or (ii) any bonus to which he would be entitled to as a participant in CBI's existent executive bonus program. After this two-year period, Mr. Dunklebarger and Mr. Lowe will each participate in CBI's existent executive bonus program. Additionally, Mr. Dunklebarger and Mr. Lowe will each be entitled to participate in or receive benefits under all CBI employment benefit plans, including the right to receive options for at least 9,000 shares of CBI Common Stock (adjusted for the May 8, 1998 3-for-2 stock split), per year, under CBI's existing stock option plan. Mr. Dunklebarger and Mr. Lowe will also be entitled to other benefits and perquisites as CBI's Board of Directors deems appropriate.

Executive Compensation

  In determining the compensation of executive officers for 1999, the Executive Committee first considered 1997 data from SNL Executive Compensation Review, comparing CBI's Chief Executive Officer's compensation to a group of 14 bank holding companies with assets between $300,000,000 and $1,350,000,000 headquartered in Pennsylvania. During 1997 the report showed that CBI was ranked 10th out of 14 in asset size, and 7th in return on assets. Its Chief Executive Officer's salary was ranked 7th out of 14. The SNL report also compared CBI's performance with other bank holding companies in this peer group and showed that CBI had a 1.34% return on average assets versus the peer group's average of 1.34%, and an 11.89% return on average equity versus the peer group's return on average equity of 13.39%. The Executive Committee considers peer group information to be a significant factor in determining executive compensation in order to offer competitive salaries to attract and retain qualified executive officers.

  The Executive Committee also considered the 1998 performance of CBI's common stock on the American Stock Exchange, particularly as it compared to the performance of the stock of other comparable bank holding companies. The per share market value of CBI common stock was $28.00 (adjusted for the May, 1998 stock split) at year end 1997. The per share market value of CBI common stock was $25.125 at year end 1998. Despite the decrease in per share market value, the Executive Committee was satisfied with the performance of CBI's common stock versus the performance of the stock of its peers in the banking industry.

  For 1998, Eddie L. Dunklebarger's annual salary was $190,000. He was also a participant in the CBI Long Term Incentive Plan. Pursuant to the CBI Long Term Incentive Plan, Mr. Dunklebarger was awarded stock options to purchase 15,000 shares of CBI Common Stock at an exercise price of $23.75 per share. This option, granted in December of 1998, was based on 1998 performance. In January of 1998, prior to the PSB Merger, and based on PSB's 1997 performance, PSB granted Mr. Dunklebarger stock options which entitle him to purchase 16,002 shares of CBI Common Stock.

  For 1998, Ernest L. Lowe's annual salary was $190,000. He was also a participant in the CBI Long Term Incentive Plan and CBI Bonus Plan. Mr. Lowe's 1998 Bonus, based on 1997 performance, was $36,586. Pursuant to the CBI Long Term Incentive Plan, Mr. Lowe was awarded stock options to purchase 10,000 shares of CBI Common Stock at an exercise price of $23.75 per share. This option, granted in December of 1998, was based on 1998 performance.

  Effective January 1, 1998, the Board of Directors of CBI appointed Ernest L. Lowe as Chairman, President and Chief Executive Officer of CBI and CBNA. As of March 31, 1998, the effective date of the PSB Merger, Eddie L. Dunklebarger was appointed President and Chief Executive Officer of CBI and PSB, and Ernest L. Lowe became Chairman of the Board of Directors of CBI, and continued as Chairman, President and Chief Executive Officer of CBNA.

  With respect to the compensation of executive officers other than the Chief Executive Officer, the Executive Committee considered information provided by the Chief Executive Officer as to each executive officer's level of individual performance, contribution to the consolidated organization and salary history. The compensation recommendations of the Executive Committee were based on its overall subjective assessment of the value of the services provided by each executive officer after considering the earnings of the corporation on a consolidated basis, peer group compensation information, and individual performance factors.

  This report is given over the signatures of the Executive Committee, consisting of Robert W. Rissinger, Peter DeSoto, Allen Shaffer, James A. Ulsh, Donald L. Miller, Thomas L. Miller, Wayne H. Mummert, Harry B. Nell, Earl L. Mummert, and John W. Taylor, Jr.

Stock Performance Graph

  The following graph sets forth the yearly percentage change in CBI's cumulative total shareholder return on its Common Stock from December 31, 1993 to December 31, 1998. This percentage change is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period measured, assuming dividend reinvestment and (B) the difference between CBI's share price at December 31, 1998 and December 31, 1993 by (ii) the share price as of December 31, 1993. This result, on the following performance graph, is compared with cumulative total return of the AMEX Stock Market (US Companies) and a self-determined peer group of the bank stocks listed below:

                                LEGEND
    CRSP Total
Returns Index for:     12/31/93  12/30/94  12/29/95  12/31/96  12/31/97 12/31/98
------------------     --------  --------  --------  --------  -------- ------
--
Community Banks, Inc.    100.0     79.1      93.6      101.5     176.3    162.2
AMEX Stock Market
 (US Companies)          100.0     93.3     120.0      121.9     152.4    162.8
Self-Determined
 Peer Group              100.0    113.8     137.8      149.5     255.4    221.8
Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/31/1993.

Cash Compensation

  The following Summary Compensation Table sets forth the executive officers of CBI (as defined in applicable securities regulations), the annual salary and bonus of those officers for the preceding three years, and certain information concerning stock option awards to these officers pursuant to the CBI Long-Term Incentive Plan:

                          SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                             ------------------------------
                                   Annual Compensation             Awards         Payouts
                              ------------------------------ ------------------- ----------
                                                     Other                                    All
                                                    Annual   Restricted                      Other
                                                    Compen-    Stock    Options/    LTIP    Compen-
   Name and Principal                              sation(1) Awards(2)  SARs(3)  Payouts(4) sation
        Position         Year Salary ($) Bonus ($)    ($)       ($)       (#)       ($)       ($)
   ------------------    ---- ---------- --------- --------- ---------- -------- ---------- -------
Eddie L. Dunklebarger... 1998  184,808    59,200      --        --       31,002     --      30,035(5)
 President & CEO of      1997  135,482    58,000      --        --       16,409     --      88,107
 CBI and PSB(6)          1996  145,000    42,000      --        --       16,409     --       4,453
Ernest L. Lowe.......... 1998  190,000    36,586      --        --       10,000     --       5,400(7)
 Chairman of CBI,        1997  146,000    29,894      --        --        3,750     --       3,000
 President & CEO         1996  134,000    24,295      --        --        3,938     --       2,400
 of CBNA
Robert W. Lawley........ 1998  100,400    29,220      --        --        5,000     --         --
 Executive Vice-         1997   93,000    24,013      --        --        2,250     --         --
 President               1996   86,000    19,515      --        --        2,363     --         --
Terry L. Burrows........ 1998   91,100    27,792      --        --        5,000     --         --
 Executive Vice-         1997   84,300    21,803      --        --        2,250     --         --
 President & CFO         1996   78,100    17,922      --        --        2,363     --         --
Jeffrey M. Seibert...... 1998   88,269    29,200      --        --       11,002     --      10,486(8)
 Executive Vice-         1997   74,077    27,200      --        --        5,468     --      21,842
 President(9)            1996   68,000    20,000      --        --        7,135     --       2,557
Anthony N. Leo.......... 1998   88,269    29,200      --        --       11,002     --       9,974(10)
 Executive Vice          1997   74,077    27,200      --        --        5,468     --      20,247
 President(11)           1996   68,000    20,000      --        --        7,135     --       2,599

--------

 (1) The aggregate of personal benefits provided by CBI and its subsidiaries for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
 (2) CBI has not issued any Restricted Stock Awards to any executive officer.
 (3) In 1996, 1997 and 1998, Mr. Lowe, Mr. Lawley and Mr. Burrows each were awarded Stock Options to acquire the number of shares disclosed in the Summary Compensation Table. These options, granted pursuant to the CBI Long-Term Incentive Plan, are discussed in greater detail below. In 1998, Mr. Dunklebarger, Mr. Seibert and Mr. Leo were each awarded Stock Options to acquire the number of shares disclosed in the Summary Compensation Table, also pursuant to the CBI Long-Term Incentive Plan. Stock Options for Mr. Dunklebarger, Mr. Seibert and Mr. Leo in 1998 include options awarded to them as officers of PSB, prior to the PSB Merger. All Stock Options reflected above have been adjusted for CBI's May 8, 1998 3-for-2 stock split. See "Stock Options".
 (4) CBI does not maintain any Long-Term Incentive Plan as defined in the applicable Securities and Exchange Commission Regulations, and consequently has made no payouts pursuant to any such plan.
 (5) Includes $2,250 in fees for service as a director of CBI in 1998. Includes employer contributions of $5,000 in 1998, $4,750 in 1997 and $4,453 in 1996 to PSB's 401(k) Plan. Includes SERP accruals of $25,035 in 1998 and $83,357 in 1997.

 (6) 1997 and 1996 figures reflect amounts paid as an officer of PSB.
 (7) Includes $5,400 in fees for service as a director of CBI and CBNA in 1998, $3,000 in fees for service as a director in 1997, and $2,400 in fees for service as a director in 1996.
 (8) Includes employer contributions of $3,154 in 1998, $2,866 in 1997 and $2,557 in 1996 to PSB's 401(k) Plan. Includes SERP accruals of $7,332 in 1998 and $18,976 and 1997.
 (9) 1997 and 1996 figures reflect amounts paid as an officer of PSB.
(10) Includes employer contributions of $3,259 in 1998, $2,866 in 1997 and $2,599 in 1996 to PSB's 401(k) Plan. Includes SERP accruals of $6,715 in 1998 and $17,381 and 1997.
(11) 1997 and 1996 figures reflect amounts paid as an officer of PSB.

Stock Options

  In 1998, the shareholders of CBI adopted the CBI Long-Term Incentive Plan. This Plan authorizes the issuance of Awards to key officers of CBI. Awards may be made in the form of Incentive Stock Options (ISOS), Nonqualified Stock Options (NQSOs) and Stock Appreciation Rights (SARs).

Incentive Stock Options

  The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of CBI Common Stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise in excess of ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted.

  In December, 1998, Ernest L. Lowe was granted 8,016 ISOs.

  In December, 1998, Eddie L. Dunklebarger was granted 8,285 ISOs.

  The Plan requires adjustment of the options as appropriate to reflect changes in the number of outstanding shares caused, among other events, by the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

Nonqualified Stock Options (NQSO)

  NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the Plan. Although tax treatment of ISOs and NQSOs may differ, the Plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These are generally described above. In December, 1998, Ernest L. Lowe was awarded 1,984 NQSOs. Eddie L. Dunklebarger was granted 6,715 NQSOs in December, 1998. In January, 1998, prior to the PSB Merger, Mr. Dunklebarger was granted 16,002 options, and Anthony N. Leo was granted 6,002 options, all of which are NQSOs. Jeffrey
M. Seibert was also granted 6,002 options in January, 1998, 4,443 of which are NQSOs.

  To date, all NQSOs granted have carried an option price equal to the fair market value of CBI Common Stock on the date the NQSO was granted.

Stock Option Grants

  The following table sets forth, for each executive officer, the number of ISOs and NQSOs (collectively "Options") granted in 1998, the percentage the Options awarded to the executive officer bears to total Options granted to all key employees during the years, the option price, the expiration of the option, and the potential realizable value of the Options assuming certain rates of stock appreciation:

                              STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR

                                     Individual Grants
                         ------------------------------------------
                                                                             Potential
                         Number of  % of Total                          Realizable Value at
                         Securities  Options/                       Assumed Annual Alternative
                         Underlying    SARs                            Rates of Stock Price
                          Options/  Granted to Exercise                    Appreciation
                            SARs    Employees   or Base                   for Option Term
                          Granted   in Fiscal    Price   Expiration ---------------------------
          Name              (#)        Year    ($/Sh)(1)    Date      5% ($)(2)    10% ($)(2)
          ----           ---------- ---------- --------- ---------- ------------- -------------
Eddie L. Dunklebarger...   15,000     12.51%   $23.7500  12-07-2008 $     224,044 $     567,771
                           16,002     13.34%   $24.5600  01-20-2008 $     247,161 $     626,355
Ernest L. Lowe..........   10,000      8.34%   $23.7500  12-07-2008 $     149,362 $     378,514
Robert W. Lawley........    5,000      4.17%   $23.7500  12-07-2008 $      74,681 $     189,257
Terry L. Burrows........    5,000      4.17%   $23.7500  12-07-2008 $      74,681 $     189,257
Anthony N. Leo..........    5,000      4.17%   $23.7500  12-07-2008 $      74,681 $     189,257
                            6,002      5.00%   $24.5600  01-20-2008 $      92,705 $     234,932
Jeffrey M. Seibert......    5,000      4.17%   $23.7500  12-07-2008 $      74,681 $     189,257
                            6,002      5.00%   $24.5600  01-20-2008 $      92,705 $     234,932

--------

(1) ISOs and NQSOs were granted in December, 1998, each with an exercise price of $23.75 per share. The option prices in all events reflected the fair market value of CBI Common Stock on the date of the grant. The Options granted in December 1998 were for calendar year 1998. Additionally, prior to the PSB Merger, PSB granted ISOs and NQSOs in January, 1998, each with an exercise price of $24.56 per share (adjusted for CBI's May 8,1998 3-for-2 stock split). The PSB option prices also reflect fair market value on the date of the grant. The Options granted in January 1998 were for calendar year 1997.
(2) Applicable Securities and Exchange Regulations require disclosure of the potential appreciation in Options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the Option, with appreciation to be determined as of the expiration date of the Option. The figures disclosed above assume such rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option prices of $23.75 and $24.56, respectively, per share.

Stock Option Exercises

  The following table sets forth all Options exercised by each executive officer of CBI during 1998, the number of shares acquired on exercise, the value realized by the executive officer upon exercise, the number of exercisable and un-exercisable Options outstanding for each executive officer as of December 31, 1998, and the value of those Options as of December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                        Value of
                                                    Number of         Unexercised
                                                   Unexercised        In-the-Money
                                                 Options/SARs at    Options/SARs at
                           Shares       Value       FY-End (#)         FY-End ($)
                         Acquired on   Realized    Exercisable/       Exercisable/
   Name                  Exercise (#)    ($)     Unexercisable(1) Unexercisable(1),(2)
   ----                  -----------  ---------- ---------------- --------------------
Eddie L. Dunklebarger...      --             --   45,430/35,513     436,270/290,309
Ernest L. Lowe..........    4,334      82,176.60  31,373/13,813      399,975/26,519
Robert W. Lawley........      --             --   13,068/10,701      164,807/45,331
Terry L. Burrows........    2,525      29,258.63   1,443/10,701        9,599/45,331
Anthony N. Leo..........   12,894     189,364.84   14,272/5,000       111,621/6,875
Jeffrey M. Seibert......      --             --   15,930/12,668     146,303/108,176

--------

(1) All Options granted through December 31, 1998 are reported. Exercisable Options are fully vested. Options to vest in the future are reported as unexercisable.
(2) The dollar values set forth above were calculated by determining the difference between the closing trading price of CBI Common Stock at December 31, 1998, which was $25.125 per share, and the option price of each Option as of December 31, 1998.

Pension Plan

  CBNA maintains a pension plan for their employees. An employee becomes a participant in the pension plan on January 1 or July 1 after completion of one year of service (12 continuous months) and attainment of the age of 21 years. The cost of the pension is actuarially determined and paid by CBNA. The amount of monthly pension is equal to 1.15% of average monthly pay up to $650, plus
 .60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay preceding retirement. The maximum amount of annual compensation used in determining retirement benefits is $160,000. A participant is eligible for early retirement after attainment of the age of 60 years and the completion of five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 1998, the following officers have been credited with the following years of service:
Ernest L. Lowe--14 years of service, Robert W. Lawley--23 years of service, and Terry L. Burrows--25 years of service.

  The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at the age of 65 years.

                              PENSION PLAN TABLE

                                                Years of Service
                                ------------------------------------------------
Remuneration                      15      20      25      30      35       40
------------                    ------- ------- ------- ------- ------- --------
35,000......................... $ 8,486 $11,314 $14,143 $16,971 $19,800 $ 22,138
55,000......................... $13,736 $18,314 $22,893 $27,471 $32,050 $ 35,778
75,000......................... $18,986 $25,314 $31,643 $37,971 $44,300 $ 49,418
95,000......................... $24,236 $32,314 $40,393 $48,471 $56,550 $ 63,058
115,000........................ $29,486 $39,314 $49,143 $58,971 $68,800 $ 76,698
135,000........................ $34,736 $46,314 $57,893 $69,471 $81,050 $ 90,338
150,000........................ $38,673 $51,564 $64,455 $77,346 $90,237 $100,568
175,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
200,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
225,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
250,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
275,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388

Peoples State Bank 401(k) Profit Sharing Plan

  PSB maintains a 401(k) profit sharing plan (the "Plan") for employees of PSB. Each employee is eligible to participate in the Plan after they have completed six months of service and have reached their twenty-first birthday. The Plan offers both immediate and future benefits to employees in the program. The Plan has been reviewed and approved by the Internal Revenue Service as a tax deferred retirement program.

  PSB allocates for participating accounts an annual amount based on PSB's earnings at the end of each calendar year. The amount allocated to an employee's account is based on the relationship of the employee's annual compensation, total annual compensation paid by PSB to all employees participating in the Plan, and PSB's earnings for the year. Subject to limitations of the Plan and the trust thereunder, an employee can receive a percentage (to be determined in the discretion of the Board of Directors) of his or her annual compensation as a contribution to the Plan account each year. The monies allocated to each employee's account are held and invested by the trustee for the Plan. Employees become fully vested in the Plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the Plan according to the Plan provisions. Should the participant become disabled or upon his or her death, the Plan allows for other payment options. As a participant in the Plan, the employee has the right to direct the investment of his or her funds. An employee may split his or her investment between two or more types of investments or instruct the Administrator to place the entire amount in one investment account.

  In order to allow participants the opportunity to increase their retirement income, each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her aggregate compensation earned while a participant under the Plan. PSB will make a matching contribution equal to 50% of the voluntary contribution. Only voluntary contributions up to 6% of the participants aggregate compensation are considered for the matching contribution. The amounts in each participant's voluntary and matching contribution account are fully vested at all times and are not subject to forfeiture for any reason. The normal retirement date under the Plan is 62 years of age.

Community Banks, N.A. 401(k) Plan

  In September of 1998, CBNA adopted a 401(k) plan (the "Plan") for employees of CBNA. Each employee is eligible to participate in the Plan after they have completed one year of service and have reached their twenty-first birthday. CBNA has not yet submitted the Plan to the Internal Revenue Service for approval as a "qualified" retirement plan. However, CBNA does reserve the right to submit the Plan to the Internal Revenue Service for approval as a "qualified" retirement plan.

  Each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her aggregate compensation earned while a participant under the Plan. The amounts in each participant's voluntary contribution account are fully vested at all times and are not subject to forfeiture for any reason. Each employee directs the investment of his or her funds.

  CBNA may also contribute a discretionary matching contribution equal to the salary reduction percentage elected by the employee, and an additional discretionary amount to be determined each year by CBNA. The monies allocated to each employee's account are held and invested by the trustee for the Plan. Employees become fully vested in the Plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the Plan according to the Plan provisions. The normal retirement date under the Plan is 65 years of age. Should the participant become disabled or upon his or her death, the Plan allows for other payment options.

Community Banks, N.A. / Peoples State Bank Executive Survivor Income
Agreements

  On June 1, 1994, CBNA entered into Survivor Income Agreements with Thomas L. Miller, Robert W. Lawley, Ernest L. Lowe, Terry L. Burrows, Lewis C. Bogle, and David E. Hawley. In these Agreements, CBNA promised to pay to each executive employee's designated beneficiary a survivor income benefit. The survivor's income benefit is payable only if the executive employee dies before terminating employment with CBNA and only to the extent that CBNA owns life insurance policies on the executive employee's life at the time of his or her death. The base death benefit is equal to the lesser of (i) three times the executive employee's base salary as established by the Board of Directors for the calendar year in which the executive's death occurs, or (ii) the amount of life insurance proceeds received by CBNA due to the executive's death. The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CBI's projected highest marginal federal income tax rate for the year in which the executive's death occurs. The survivor's income benefit will be paid in a lump sum within 60 days after the executive employee's death. These Agreements are funded by life insurance policies on each executive employee's life. The life insurance policies are owned by CBNA, and are in lieu of each executive employee's participation in CBNA's group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee attains the age of 65 provided he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee's death.

  On February 5, 1999, PSB and CBI entered into Survivor Income Agreements with Eddie L. Dunklebarger, Anthony N. Leo and Jeffrey M. Seibert. In these Agreements, PSB promised to pay to each executive employee's designated beneficiary a survivor income benefit. The survivor's income benefit is payable only if the executive employee dies before terminating employment with PSB and only to the extent that PSB owns life insurance policies on the executive employee's life at the time of his or her death. The base death benefit is equal to the lesser of (i) three times the executive employee's base salary as established by the PSB Board of Directors for the calendar year in which the executive's death occurs, or (ii) the amount of life insurance proceeds received by PSB due to the executive's death. The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CBI's projected highest marginal federal income tax rate for the year in which the executive's death occurs. The survivor's income benefit will be paid in a lump sum within 60 days after the executive employee's death. These Agreements are funded by life insurance policies on each executive employee's life. The life insurance policies are owned by PSB, and are in lieu of each executive employee's participation in PSB 's group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee attains the age of 65 provided he has completed ten (10) years of service, or terminates subsequent to a change in control. Pursuant to the terms of the split dollar agreement the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee's death.

Supplemental Executive Retirement Plans

  PSB maintains Supplemental Executive Retirement Plans providing for key man life insurance upon the lives of Messrs. Dunklebarger, Leo and Seibert (the "Executives") as well as salary continuation benefits for those Executives. Pursuant to the Plans, PSB has purchased key man life insurance policies providing for death benefits payable to PSB in the event that any such Executive shall die in the course of his employment with PSB, in initial net amounts of $1,270,000, $575,000, and $570,000, covering the lives of Messrs. Dunklebarger, Leo and Seibert, respectively.

  The Plans also provide for salary continuation benefits for the Executives pursuant to Salary Continuation Agreements (the "Agreements") entered into between PSB and the Executives. In the event that the Executive shall remain employed by PSB until he reaches age 62, then the Executive shall receive $80,000 per year for twenty years thereafter, in the case of Mr. Dunklebarger, and $40,000 per year for twenty years thereafter, in the cases of Messrs. Leo and Seibert. In the event that the Executive should cease to be employed by PSB prior to age 62, he shall receive reduced benefits at age 62 in accordance with accrual of benefits schedules set forth in the respective Agreements. Benefits will not be paid in the event that an Executive's employment is terminated for cause (as defined in the respective Agreements). In the event of termination due to disability, PSB may elect to pay the accrued benefit immediately in a lump sum, discounted to present value. In the event that the Executive should die prior to or during the benefit payment period, accrued benefits shall be payable to the Executive's beneficiaries beginning within one month of the Executive's death.

Directors' Compensation

  In 1998, each director of CBI was paid a quarterly fee of $750, plus each outside director received a fee of $250 for each Board meeting attended. Each director who was not an executive officer also received $250 for each Committee meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

  In 1998, to the knowledge of CBI, all Executive Officers and directors timely filed all reports with the Securities Exchange Commission, except Peter DeSoto who filed one Form 4 report, regarding one transaction, two days late.

Transactions with Officers and Directors

  During 1998, CBNA has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of CBI and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve, in the opinion of management, more than the normal risk of collectibility or other unfavorable features.

  Allen Shaffer, a director of CBI, is an attorney practicing in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CBI and who CBI proposes to retain in the current fiscal year. James A. Ulsh, a director of CBI, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Thomas J. Carlyon, a director of CBNA, is a partner in the law firm of Carlyon & McNelis, Hazleton, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert, a director of CBI, is an actuarial consultant with Conrad M. Siegel, Inc., Harrisburg, Pennsylvania,which provides actuarial services to CBI.

Committees of the Board of Directors of CBI

  The Board of Directors of CBI has established three (3) committees of the
Board: the Executive Committee, the Dividend Reinvestment Committee, and the Audit Committee. CBI does not have a nomination committee but provides for the nomination of directors as described under "ELECTION OF DIRECTORS OF CBI."

  The total number of CBI's Board of Directors' meetings during 1998 was five
(5) and no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served, except Peter DeSoto and Donald L. Miller who attended 69% of such meetings.

Audit Committee

  Members of the Audit Committee are Kenneth L. Deibler, Samuel E. Cooper, Ronald Boyer, Ray N. Leidich, Leon E. Kocher, Susan K. Nenstiel, Earl L. Mummert and Wayne H. Mummert. The Committee met 3 times during 1998. The Audit Committee supervises and recommends to the Board of Directors all changes in audit procedures, recommends to the Board the hiring of the outside auditors, reviews the complete audit of the books and financial statements of CBI and its subsidiaries, and upon receipt and review of the internal auditor's report and certified public accountants' audit report, the Committee brings to the Board of Directors its recommendations concerning the audit. The Committee also reviews the examination reports by the Comptroller of the Currency, the Pennsylvania Department of Banking, and the FDIC, and reviews all insurance of CBI and its subsidiaries on an annual basis.

Executive Committee

  During 1998 members of the Executive Committee were Robert W. Rissinger, Peter DeSoto, Allen Shaffer, James A. Ulsh, Donald L. Miller, John W. Taylor, Jr., Earl L. Mummert, Wayne H. Mummert, Harry B. Nell and Thomas L. Miller. The Committee met 8 times during 1998. The Committee meets when called by the Chairman and acts for the Board of Directors. It reviews salaries and remuneration, policies, and other items that would come before the Board of Directors of CBI.

                                OTHER BUSINESS

  To transact any other matters connected with and incidental to the election of directors that may properly come before the Annual Meeting of Shareholders.

  Management, at present, knows of no other business except those items explained herein that may require the vote of the shareholders to be presented by or on behalf of CBI or its management at the meeting.

                            FORM 10-K ANNUAL REPORT

  SECURITIES AND EXCHANGE COMMISSION FORM 10-K ANNUAL REPORT IS AVAILABLE FREE OF CHARGE. IF YOU DESIRE A COPY OF THIS REPORT, FORWARD YOUR REQUEST TO:

    TERRY L. BURROWS, EVP/CFO
    COMMUNITY BANKS, INC.
    P.O. BOX 350
    MILLERSBURG, PENNSYLVANIA 17061

                                RETURN OF PROXY

  YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Patricia E. Hoch
                                          PATRICIA E. HOCH
                                          Secretary

Millersburg, Pennsylvania
March 22, 1999

                                     PROXY

                             COMMUNITY BANKS, INC.
                                 P. O. Box 350
                             Millersburg, PA  17061
                           Telephone:  (717) 692-4781

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Thomas Bischoff, Kathy Mull, and Kimberly Dove as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of Common Stock of Community Banks, Inc. ("CBI") held of record by the undersigned on February 26, 1999 at the Annual Meeting of Shareholders to be held on May 4, 1999 or any adjournments thereof.

1.   ELECTION OF DIRECTORS:
     For all Nominees Listed Below   [ ]    Withhold Authority   [ ]
     (except as indicated below)

                                    CLASS D

                                 Leon E. Kocher
                              Robert W. Rissinger
                              John W. Taylor, Jr.
                               Susan K. Nenstiel
                                Wayne H. Mummert

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

                            -----------------------

2. OTHER BUSINESS: Take action on other business which may properly come before the meeting.

                    FOR  _____      AGAINST _____      ABSTAIN _____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF EACH CLASS D DIRECTOR, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated the      day of         , 1999.
                                           __________________________(SEAL)
                                           Signature


                                           __________________________(SEAL)
                                           Signature


                                           Please date and sign exactly as your
                                           name appears hereon. When signing as
                                           an Attorney, Executor, Administrator,
                                           Trustee or Guardian, please give full
                                           title. If more than one Trustee, all
                                           must sign. All joint owners must
                                           sign.